Exhibit 99.5

Lipocine Announces Presentations at the 20th Annual Fall Meeting of the Sexual Medicine Society of North America

SALT LAKE CITY, September 23, 2019 – Lipocine Inc. (NASDAQ: LPCN), a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders, today announced that four abstracts (two oral presentations and two posters) will be presented at the 20th Annual Fall Meeting of the Sexual Medicine Society of North America ("SMSNA"), to take place October 24-27th 2019 in Nashville, TN.

Oral Presentations:

Abstract # 271-117 LPCN 1144 Reduces Liver Fat in Men with Fatty Liver

Session: 'Androgens' – Oral Podium
Date/time: Friday, October 25, 2019; 08:00 am - 10:00 am
Estimated start time of presentation: 09:14 am
To be presented by: Irwin Goldstein, MD

Abstract # 43-73 Improved Patient Reported Sexual and Mental Domain Outcomes with Oral Testosterone (TLANDO) Relative to Topical Testosterone in Treated Hypogonadal Men

Session: 'Androgens - Moderated Oral Posters'
Date/time: Saturday, October 26, 2019; 01:30 pm - 03:00 pm
Estimated start time of presentation: 02:20 pm
To be presented by: Anthony DelConte, MD

Posters Presentations:

Abstract # 1013-73 Symptomatic Response to TLANDO in Patients that do not Achieve T Cavg > 300 ng/dL

Session: E-poster Session 10 - Androgens
Date/time: Saturday, October 26, 2019; 10:05 a.m. - 10:30 a.m.
Estimated start time of presentation: 10:26 am
To be presented by: Lipocine member

Abstract # 1014-73 Paradigm Shifting Beneficial Effects of TLANDO (Oral Testosterone) on Liver

Session: E-poster Session 2 - Basic Science / Androgens / Cancer Survivorship
Date/time: Thursday, October 24, 2019; 03:35 pm - 04:00 pm
Estimated start time of presentation: 03:56 pm
To be presented by: Lipocine member

Further details on these abstracts can be found on the SMSNA website.

About Lipocine

Lipocine Inc. is a clinical-stage biopharmaceutical company focused on metabolic and endocrine disorders using its proprietary drug delivery technologies. Lipocine's clinical development pipeline includes four development programs TLANDO, LPCN 1144, TLANDO XR (LPCN 1111) and LPCN 1107. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate, is designed to help restore normal testosterone levels in hypogonadal men and currently under USFDA review for marketing approval. LPCN 1144, an oral product of bioidentical testosterone, recently completed a proof-of-concept clinical study demonstrating the potential utility the in treatment of NASH. TLANDO XR (LPCN 1111), a novel oral prodrug of testosterone, originated and is being developed by Lipocine as a next-generation oral testosterone product with potential for once-daily dosing and is currently in Phase 2 testing. LPCN 1107 is potentially the first oral hydroxyprogesterone caproate product candidate indicated for the prevention of recurrent preterm birth and has been granted orphan drug designation by the FDA. An End of Phase 2 meeting with the FDA has been completed. For more information, please visit www.lipocine.com.

Forward-Looking Statements

This release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding Lipocine's product candidates and related clinical trials, the timing of completion of clinical trials, the potential uses and benefits of our product candidates, and our product development efforts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, the results and timing of clinical trials, patient acceptance of Lipocine's products, the manufacturing and commercialization of Lipocine's products, and other risks detailed in Lipocine's filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

SOURCE Lipocine Inc.

For further information:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

mb@lipocine.com

Investors

Hans Vitzthum

Phone: (617) 535-7743

hans@lifesciadvisors.com